EXHIBIT 10.2

DISPUTE RESOLUTION AGREEMENT

This Dispute Resolution Agreement is made as of April 19, 2011 (the “Agreement”), by and between eLoyalty Corporation, a Delaware corporation (the “Company”), and TCV III, G.P., TCV III (Q), L.P., TCV III, L.P., TCV Strategic Partners, LP., TCV IV, L.P. and TCV IV Strategic Partners, L.P. (collectively, “TCV”), each in its capacity as a holder of the 7% Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”).

RECITALS

WHEREAS, the Company has entered into that certain Acquisition Agreement dated as of March 17, 2011 providing for the sale of its assets used in the Integrated Contact Solutions Business Unit (the “Asset Sale”) to a subsidiary of TeleTech Holdings, Inc.;

WHEREAS, the Company and TCV have differing views regarding, and have been in discussions with respect to, the effect of the closing of the Asset Sale under the Certificate of Designations for the Series B Preferred Stock (the “Certificate of Designations”); and

WHEREAS, the parties have agreed, by executing this Agreement, to submit this issue to a prompt, final and binding arbitration in the Court of Chancery of the State of Delaware (the “Court”), pursuant to 10 Del. C. § 349, as well as the rules of the Court pertaining to arbitration (the “Arbitration”).

AGREEMENT

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and TCV hereby agree as follows:

1. The Arbitration contemplated by this Agreement will be commenced no later than forty-five (45) days following closing of the Asset Sale in the event that the parties hereto, prior to such date, do not reach a final settlement of all disputes otherwise subject to the Arbitration (the “Settlement”). The Arbitration will be filed with the Court as a Petition for Arbitration (the “Petition”) on the confidential, non-public arbitration docket of the Court. In accordance with practice in such matters, this Agreement will be submitted with the Petition.

2. The party making such Petition shall request that the Chancellor of the Court appoint either himself or one of the four other members of the Court to act as arbitrator in the Arbitration (the “Arbitrator”).

3. The parties agree not to request a variation of Court Rule 97(e) providing that arbitration generally will occur within 90 days following receipt of the petition and will use their good faith efforts to facilitate the Arbitration taking place within such 90-day period, unless there is good cause for extending the 90-day period and in such event solely with the agreement of both parties.

4. Except as expressly provided below, the parties acknowledge and agree that no discovery is necessary in the Arbitration and also agree not to file dispositive motions; instead, the parties will proceed to negotiate a Stipulation of Facts (the “Stipulation of Facts”). The

parties will then proceed to submit the matter to the Arbitrator on the Stipulation of Facts, briefing and oral argument. If the parties are unable to agree on the Stipulation of Facts, the parties will stipulate as to those facts as to which they agree, and each party may submit supplemental facts by sworn affidavit. Either party may, by sworn affidavit, provide to the Arbitrator such supplemental facts as either party deems appropriate.

5. The parties will each bear one half of the fees payable to the Court in connection with the Arbitration, and otherwise agree to bear their own costs and attorneys fees in connection with the prosecution and defense of the Arbitration.

6. Each of the parties agrees to waive any right to appeal from or to seek to vacate the Arbitrator’s decision, which shall be final and binding upon the parties.

7. Each party consents that any award rendered by the Arbitrator may be entered on the docket of the Court with the same force and effect as a judgment of the Court. The parties further agree that by signing this Agreement they submit to the jurisdiction of the Courts of the State of Delaware for purposes of enforcing any award arising from the Arbitration.

8. By entering into this Agreement, TCV hereby agrees to allow the Asset Sale to proceed and not to seek to enjoin the Asset Sale. The Company hereby agrees that TCV’s agreement not to seek to enjoin the Asset Sale, which constitutes a remedy contemplated by the Certificate of Designations, shall not result in a waiver of any rights that TCV otherwise has or would have to challenge the Asset Sale or to seek a judgment for any amounts payable to it in the context of a deemed liquidation under the Certificate of Designations, and the Company further agrees that it will not use the fact that TCV did not seek to enjoin the Asset Sale in any way in the Arbitration and will not argue that TCV is not entitled to relief in the Arbitration by virtue of its decision to enter into this Agreement and not to seek to enjoin the Asset Sale.

9. The Company covenants and agrees that, following the Asset Sale and pending completion of the Arbitration, it will maintain cash and cash equivalents, readily available and free and clear of any liens or other encumbrances, in an amount sufficient to pay in full the Liquidation Preference (as defined in the Certificate of Designations) on the Series B Preferred Stock (the “Deemed Liquidation Amount”). The Company shall take no action whatsoever for the purpose of interfering with any judgment entered as a result of the Arbitration or otherwise to prevent or delay the ability of the holders of the Series B Preferred Stock to execute such judgment. Without limitation of the foregoing, the parties expressly acknowledge and agree that nothing in this Agreement shall operate as a waiver of, or preclude the exercise by TCV of, any rights, powers, preferences or privileges of the Series B Preferred Stock.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. The Arbitration contemplated by this Agreement shall be governed by the laws of the State of Delaware, and the Arbitrator shall apply such laws in determining the questions presented.

11. All notices and other communications made under this Agreement shall be in writing and shall be mailed by registered or certified U.S. mail or a nationally reputable overnight carrier, postage prepaid, sent by facsimile or otherwise delivered by hand or courier addressed to each party’s address or facsimile number set forth below:

If to the Company, at:

eLoyalty Corporation

150 Field Drive, Suite 250

Lake Forest, Illinois 60045

Attn: Kelly Conway

Tel: 847-582-7019

Fax: 847-582-7001

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attn: Steven J. Gavin

Tel: 312-558-5600

Fax: 312-558-5700

If to TCV, at:

Technology Crossover Ventures

528 Ramona Street

Palo Alto, California 94301

Attn: Carla S. Newell

Tel: 650-614-8224

Fax: 650-614-8222

with a copy (which shall not constitute notice) to:

Richards, Layton & Finger,

P.A. 920 N. King Street

Wilmington, Delaware 19801

Attn: Gregory V. Varallo

Tel: 302-651-7772

Fax: 302-498-7772

12. This Agreement may be amended only by a written instrument signed by each of the parties hereto which specifically states that it is amending this Agreement. This Agreement is and shall be binding on the successors and assigns of the parties hereto.

13. This Agreement may be executed in counterparts or in facsimiles, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

14. This Agreement shall terminate upon the earliest to occur of: (i) the mutual consent in writing of the parties hereto, (ii) the effectiveness of a Settlement, or (iii) the entry by the Arbitrator of a decision with respect to all matters relating to the disputes in Arbitration (provided, however, that in the case of any termination pursuant to sub-clause (iii), Sections 5 through 14 hereof shall survive such termination). For the avoidance of doubt, the termination of this Agreement shall not affect or impair the ability of any party hereto to enforce any decision, award or judgment by the Arbitrator.

IN WITNESS WHEREOF, the parties have executed this Dispute Resolution Agreement as of the date first written above.

ELOYALTY CORPORATION

By:	/s/ WILLIAM B. NOON
Name: William B. Noon
Title: VP & CFO

TCV III, G.P.

By:	Technology Crossover Management III, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact

TCV III (Q), L.P.

By:	Technology Crossover Management III, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact

TCV III, L.P.

By:	Technology Crossover Management III, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact

TCV III Strategic Partners, L.P.

By:	Technology Crossover Management III, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact

TCV IV, L.P.

By:	Technology Crossover Management IV, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact

TCV IV Strategic Partners, L.P.

By:	Technology Crossover Management IV, LLC, its general partner

	By:	/s/ FREDERIC D. FENTON
Name: Frederic D. Fenton
Title: Attorney-in-Fact